                                                                     EXHIBIT 2.1


                               AGREEMENT OF MERGER
                                       OF
                     PHILLIPS GAS COMPANY SHAREHOLDER, INC.
                            (a Delaware corporation)
                                  WITH AND INTO
                     DUKE ENERGY FIELD SERVICES CORPORATION
                            (a Delaware corporation)


         This Agreement of Merger, dated as of May ___, 2000 (this "Agreement"), is hereby executed pursuant to Section 251 of the General Corporation Law of the State of Delaware (the "DGCL") by and between PHILLIPS GAS COMPANY SHAREHOLDER, INC., a Delaware corporation ("PGCSI"), and DUKE ENERGY FIELD SERVICES CORPORATION, a Delaware corporation ("DEFS Corp." and, following the Merger (as hereinafter defined), the "Surviving Corporation," and, collectively with PGCSI, the "Constituent Corporations").

                                    RECITALS:

         1. Pursuant to its Certificate of Incorporation, as amended to the date hereof, PGCSI is authorized to issue a total of 1,000 shares of Common Stock, with no par value ("PGCSI Common Stock"), of which ten shares are now issued and outstanding and each of which is entitled to one vote and held of record by Phillips Petroleum Company ("PGCSI Parent");

         2. Pursuant to its Certificate of Incorporation, DEFS Corp. is authorized to issue a total of 500,000,000 shares of Common Stock, par value $.01 per share ("DEFS Corp. Common Stock"), of which 1,000 shares are now issued and outstanding and each of which is entitled to one vote and held of record by Duke Energy Natural Gas Corporation ("DENG"), a wholly owned subsidiary of Duke Energy Corporation ("Duke");

         3. The registered office of PGCSI in the State of Delaware is located at 1013 Centre Road, Wilmington, New Castle County, Delaware 19805-1297 and The Prentice-Hall Corporation Systems, Inc. is the registered agent in charge thereof upon whom process against PGCSI may be served;

         4. The registered office of DEFS Corp. in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801 and The Corporation Trust Company is the registered agent in charge thereof upon whom process against DEFS Corp. may be served; and

         5. The Boards of Directors of both of the Constituent Corporations have adopted resolutions declaring the advisability of the proposed merger (the "Merger") of PGCSI with and into DEFS Corp. upon the terms and conditions hereinafter set forth, approving this Agreement and directing that it be submitted to their respective sole stockholders for approval in accordance with the applicable statutes of the State of Delaware.

         6. Upon consummation of the Merger, DENG and PGCSI Parent will enter into a Shareholders Agreement.

         7. It is intended that the Merger shall qualify as a tax-free "reorganization" within the meaning of Section 368 of the Internal Revenue Code, as amended.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of prescribing the terms and conditions of the Merger, the mode of carrying it into effect, the manner and basis of converting shares of each of the Constituent Corporations into shares of the Surviving Corporation and such other details and provisions of the Merger as are deemed necessary or desirable, the parties hereto have agreed and covenanted, and do hereby agree and covenant, as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

         Section 1.1 Definitions. Each capitalized term used and not otherwise defined herein shall have the meaning given such term set forth below:

                  "Company" shall mean Duke Energy Field Services, LLC, a Delaware limited liability company.

                  "Contribution Closing" shall mean March 31, 2000.

                  "Independent Directors" shall mean directors meeting the independence and experience requirements, as set forth by the New York Stock Exchange as of the date of the IPO for membership on an audit committee of a board of directors, with respect to each of PGCSI, DENG and the Surviving Corporation.

                  "IPO" shall mean the initial offering of shares of Surviving Corporation Common Stock to the public in a transaction registered under the Securities Act of 1933, as amended.

         Section 1.2 Construction. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to laws refer to such laws as they may be amended from time to time, and references to particular provisions of a law include any corresponding provisions of any succeeding law;
(d) references to money refer to legal currency of the United States of America;
(e) the word "including" means "including, without limitation"; and (f) all capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.


                                   ARTICLE II

                                  THE AGREEMENT

         Section 2.1 Approval and Certification. This Agreement shall be submitted as promptly as practicable to the sole stockholder of each of the Constituent Corporations, and, if duly adopted and approved by each such stockholder in accordance with the provisions of the


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
DGCL, shall, subject to the further provisions of this Agreement, promptly be certified in accordance with the DGCL at such time as the respective authorized officers of PGCSI and DEFS Corp. deem proper.

         Section 2.2 Filing of Agreement or Certificate of Merger. Immediately after the approvals and certification referenced in Section 2.1 hereof, the Constituent Corporations shall file this Agreement or a Certificate of Merger with the Secretary of State of Delaware, as required by Section 251 of the DGCL. The Merger shall be effective upon acceptance of such filing or such later time as is set forth in such Certificate of Merger, which time is hereinafter called the "Effective Time."


                                   ARTICLE III

                                RESULT OF MERGER

         Section 3.1 Effective Time Events. At the Effective Time:

                  (a) PGCSI shall be merged with and into DEFS Corp., with the effect as provided in the DGCL, at which time the separate existence of PGCSI shall cease.

                  (b) DEFS Corp., as the corporation surviving the Merger, shall continue its corporate existence under the DGCL.

                  (c) The Certificate of Incorporation of DEFS Corp. as in effect immediately prior to the Effective Time shall be amended and restated in its entirety as set forth in Exhibit A hereto (as so amended and restated, the "Amended and Restated Charter") and as so amended and restated shall continue in full force and effect as the certificate of incorporation of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with applicable law and such Amended and Restated Charter.

                  (d) The Bylaws of DEFS Corp. as in effect immediately prior to the Effective Time shall be amended and restated, in their entirety, as set forth in Exhibit B hereto (as so amended and restated, the "Bylaws") and as so amended and restated shall continue in full force and effect as the bylaws of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with applicable law, the Amended and Restated Charter and such Bylaws.

                  (e) All shares of PGCSI Common Stock issued and outstanding shall automatically be converted, without any action on the part of the holder thereof, into (i) an aggregate of ___________ [1] fully paid and non-assessable shares of Surviving Corporation Common Stock and (ii) the right to receive a number of additional fully paid and non-assessable
--------
[1] to equal 80% of (x) the parties' good faith estimate at the time of the Merger of Phillips' Corporation Interest (as defined in Exhibit C) multiplied by
(y) (1) the aggregate number of shares of Surviving Corporation Common Stock to be outstanding immediately after the Merger (including shares to be issued pursuant to rights received in the Merger) and the IPO, plus (2) shares issued to officers and employees of the Surviving Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans, but excluding any shares sold pursuant to the underwriters' over-allotment option.


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
shares of Surviving Corporation Common Stock in accordance with and on the terms and subject to the conditions set forth in Exhibit C hereto, and all such shares of PGCSI Common Stock thereafter shall be cancelled and cease to exist.

                   (f) All shares of DEFS Corp. Common Stock issued and outstanding shall automatically be converted, without any action on the part of the holder thereof, into (i) an aggregate of _________ [2] fully paid and non-assessable shares of Surviving Corporation Common Stock and (ii) the right to receive a number of additional fully paid and non-assessable shares of Surviving Corporation Common Stock in accordance with and on the terms and subject to the conditions set forth in Exhibit D hereto.

                  (g) The Board of Directors of the Surviving Corporation (who shall hold office subject to the provisions of the Bylaws from the Effective Time until the next annual meeting of the stockholders of the Surviving Corporation and until their successors are elected and qualified) shall be the directors of DEFS Corp. in office immediately prior to the Effective Time.


                                   ARTICLE IV

                           ACTIONS OF THE CORPORATIONS

         Section 4.1 Execution of Documents. Each of the Constituent Corporations hereby agrees that at any time, or from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, it will execute and deliver, or cause to be executed and delivered in its name by its last acting officers or by the corresponding officers of the Surviving Corporation, all such acknowledgments, assurances, conveyances, assignments, transfers, deeds or other instruments, and will take or cause to be taken such further or other action, as the Surviving Corporation, or its successors or assigns, may deem necessary or desirable in order to evidence the transfer, vesting or devolution to the Surviving Corporation of any property, right, privilege or franchise pursuant to applicable law, or to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, franchises and interests as a result of the merger referred to herein pursuant to applicable law, and otherwise to carry out the intent and purpose hereof.

         Section 4.2 Delivery of Certificates. Upon the end of the seventh day of trading on the NYSE (excluding the pricing day), the Surviving Corporation shall deliver to each of DENG and to PGCSI Parent, respectively, certificates representing the number of shares of Surviving Corporation Common Stock held by each, calculated in accordance with Sections 3.1(e) and (f) hereof.
----------
[2] to equal 80% of (x) the parties' good faith estimate at the time of the Merger of Duke's Corporation Interest (as defined in Exhibit C) multiplied by
(y) (1) the aggregate number of shares of Surviving Corporation Common Stock to be outstanding immediately after the Merger (including shares to be issued pursuant to rights received in the Merger) and the IPO, plus (2) shares issued to officers and employees of the Surviving Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans, but excluding any shares sold pursuant to the underwriters' over-allotment option.


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                                    ARTICLE V

                            AMENDMENT AND TERMINATION

         Section 5.1 Amendment. At any time prior to the Effective Time, the Boards of Directors of the Constituent Corporations may, to the fullest extent permitted by law, amend, modify or supplement this Agreement by mutual consent in such manner as they may determine.

         Section 5.2 Termination. This Agreement may be terminated, and the Merger herein provided for may be abandoned by mutual consent of the Boards of Directors of the Constituent Corporations at any time prior to the Effective Time notwithstanding approval of this Agreement by the stockholders of the Constituent Corporation.


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                  IN WITNESS WHEREOF, each of the undersigned have caused this
Agreement to be duly executed and delivered on the date first set forth above.



                                     PHILLIPS GAS COMPANY SHAREHOLDER, INC.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     DUKE ENERGY FIELD SERVICES CORPORATION


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                     DUKE ENERGY FIELD SERVICES CORPORATION


                  The name of the corporation is "Duke Energy Field Services Corporation" (the "Corporation").

                  The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 8, 1999, under the name "DEFS Holding Corp."

                  This Amended and Restated Certificate of Incorporation has been declared advisable by the board of directors of the Corporation (the "Board"), duly adopted by the stockholders of the Corporation and duly executed and acknowledged by the officers of the Corporation in accordance with Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL").

                  The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I
                                      NAME

                         The name of the Corporation is:
                     Duke Energy Field Services Corporation.

                                   ARTICLE II
                                REGISTERED AGENT

                  The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III
                                     PURPOSE

                  The purposes of the Corporation are to engage in the midstream gas gathering, processing, transportation and marketing business in the United States and Canada, the marketing of natural gas liquids in Mexico, the transportation of refined petroleum products and liquefied petroleum gases and related products and related terminaling, storage and other activities, and the gathering, transportation, storage and marketing of crude oil (the "Designated Business"). The Corporation may also pursue other legal businesses beyond the Designated Business, provided that any such other business (i) is approved by the Board pursuant to the Bylaws of the Corporation (the "Bylaws"), and (ii) if Duke Energy Corporation, a North

Carolina corporation ("Duke"), owns, directly or indirectly, a majority of the Common Stock or otherwise controls the Corporation, directly or indirectly, is approved by Duke in its sole discretion.

                                   ARTICLE IV
                                  CAPITAL STOCK

                  Section 4.1. Issuance of Shares. The Corporation shall be authorized to issue 510,000,000 shares of capital stock, of which 500,000,000 shares shall be shares of common stock, $.01 par value ("Common Stock"), and 10,000,000 shares shall be shares of preferred stock, $.01 par value ("Preferred Stock").

                  Section 4.2. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the DGCL (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the voting rights, if any, designations, powers, privileges, preferences and other rights, if any, of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                           (a) the designation of the series, which may be by
distinguishing number, letter or title;

                           (b) the number of shares of the series, which number
the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

                           (c) whether dividends, if any, shall be cumulative or
noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

                           (d) the rate of any dividends (or method of
determining such dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates (or the method for determining the date or dates) upon which such dividends shall be payable;

                           (e) the price or prices (or method of determining
such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any;

                           (f) the obligation, if any, of the Corporation to
purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the form of payment of such price or prices (which may be cash, property or rights, including



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

securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                           (g) the amount payable out of the assets of the
Corporation to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                           (h) provisions, if any, for the conversion or
exchange of the shares of such series, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock, or any other security, of the Corporation, or any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

                           (i) restrictions on the issuance of shares of the
same series or of any other class or series, if any; and

                           (j) the voting rights, if any, of the holders of
shares of the series.

                  Section 4.3. Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all proposals on which the holders of Common Stock are entitled to vote and the Common Stock shall vote together as a single class. Except as otherwise provided by law or by the resolution or resolutions adopted by the Board designating the rights, powers and preferences of any series of Preferred Stock, the holders of Common Stock shall have the exclusive right to vote for the members of the Board (the "Directors") and for all other purposes. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation. The Corporation shall be entitled to treat the Person in which name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                    ARTICLE V
                                    THE BOARD

                  The number, nominations, qualifications, tenure, vacancies and removal of the Directors shall be as set forth in the Bylaws. Except and to the extent that the Bylaws shall so require, the election of the Directors need not be by written ballot.



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

                                   ARTICLE VI
                                     BYLAWS

                  In furtherance and not in limitation of the powers conferred by statute, the Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board in accordance with the Bylaws.

                                   ARTICLE VII
                    AMENDMENT OF CERTIFICATE OF INCORPORATION

                  Except as set forth in Article VI, Article X and Article XII hereof, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and, except as set forth in Article XI, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                                  ARTICLE VIII
                      STOCKHOLDER ACTION BY WRITTEN CONSENT

                  Prior to the first date (the "Trigger Date") upon which Duke is not the holder of record (directly or through its subsidiaries) of a majority of the outstanding voting stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. On and after the Trigger Date, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders.

                                   ARTICLE IX
                          DELAWARE ANTITAKEOVER STATUTE

                  The provisions of Section 203 of the Delaware General Corporation Law shall not be applicable to the Corporation.

                                    ARTICLE X
                                  ANTI-DILUTION

                  At any time following the initial offering of shares of Common Stock in a transaction registered under the Securities Act of 1933, as amended, if the Corporation offers or issues additional shares of Common Stock or additional shares of any other previously issued and outstanding capital stock in a public offering, then, so long as Duke and Phillips Petroleum Company, a Delaware corporation ("Phillips"), each owns at least 20%, directly or indirectly, of all outstanding Common Stock, then each of Duke and Phillips shall have the opportunity to



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

subscribe for and purchase such number of shares of Common Stock or such other capital stock, as the case may be, such that the percentage ownership (direct or indirect) of the total issued and outstanding Common Stock or such other capital stock, as the case may be, of such party following the offering or issuance remains equal to such party's percentage ownership (direct or indirect) of the issued and outstanding Common Stock or such other capital stock, as the case may be, immediately prior to the offering or issuance; provided, however, that neither Duke nor Phillips shall have the right or opportunity hereunder to purchase any additional Common Stock in connection with the issuance by the Corporation of any Common Stock or options, warrants or other similar securities in respect of Common Stock pursuant to a compensation or benefit plan or program for officers or employees of the Corporation that has been approved by the Board in accordance with the Bylaws. So long as Duke and Phillips each owns at least 20%, directly or indirectly, of all outstanding Common Stock, then any proposed amendment to this Article X shall require the consent of Duke and Phillips.

                                   ARTICLE XI
                       LIMITED LIABILITY; INDEMNIFICATION

                  Section 11.1. Limited Liability of Directors. A Director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except, if required by the DGCL, as amended from time to time, for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. Neither the amendment nor repeal of this Section 11.1 shall eliminate or reduce the effect of this Section 11.1 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 11.1, would accrue or arise, prior to such amendment or repeal.

                  Section 11.2. Indemnification and Insurance.

                           (a) Right to Indemnification. Each person who was or
is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, amounts paid or to be paid in settlement and excise taxes or penalties arising under the Employment Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith, and



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

such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section
11.2 shall be a contract right and shall include the right to have the Corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition, any advance payments to be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the DGCL requires, the payment of such expenses incurred by a Director or officer in such person's capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section 11.2 or otherwise. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article XI with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation.

                           (b) Right of Claimant to Bring Suit. If a claim under
paragraph (a) of this Section is not paid in full by the Corporation within 30 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the circumstances that the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                           (c) Non-Exclusivity of Rights. The right to
indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 11.2 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise. No repeal or



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

modification of this Article XI shall in any way diminish or adversely affect the rights of any Director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

                           (d) Insurance. The Corporation may maintain
insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

                           (e) Severability. If any provision or provisions of
this Article XI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article XI (including, without limitation, each portion of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article XI (including, without limitation, each such portion of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision or provisions held invalid, illegal or unenforceable.

                                   ARTICLE XII
                        BUSINESS OPPORTUNITIES AGREEMENT

                  Section 12.1. Scope of Business of the Corporation and its Subsidiaries. The Corporation hereby renounces any interest or expectancy in any business opportunity, transaction or other matter (each, a "Business Activity") in which Duke engages or seeks to engage that does not consist exclusively of the Designated Business.

                  Section 12.2. Corporate Opportunities.

                           (a) In recognition that Duke is currently (at least
indirectly), and in anticipation that Duke will remain, a substantial stockholder of the Corporation, and in anticipation that the Corporation and Duke may engage in the same or similar activities or lines of business and have an interest in the same or similar areas of business, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Duke (including services of employees, officers and directors of Duke as Directors and officers of the Corporation), the provisions of this Article XII are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve Duke and its employees, officers and directors, and the powers, rights, duties, liabilities, interests and expectancies of the Corporation in connection therewith.

                           (b) Duke shall have the right to engage (and shall
have no duty to refrain from engaging) in the same or similar activities or lines of business as the Corporation, and the Corporation shall not be deemed to have any interest or expectancy, and hereby renounces any interest or expectancy, in any Business Activity, provided that such Business Activity is conducted by Duke in accordance with the standards set forth in Section 12.3 hereof.

Neither Duke nor any employee, officer, director or agent thereof shall be liable to the Corporation or its stockholders for breach of any fiduciary or other duty by reason of any such Business Activity of Duke or of such person's participation therein. In the event that Duke acquires knowledge of a potential Business Activity, unless such Business Activity is pursued in violation of the standards set forth in Section 12.3 hereof, Duke shall have no duty to communicate or offer to the Corporation the opportunity to participate in such Business Activity and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that Duke conducts, pursues or acquires such Business Activity for itself, directs such Business Activity to another Person or does not communicate information regarding such Business Activity to the Corporation, and no officer, director, employee or other agent of Duke who serves as a Director or officer of the Corporation or of any subsidiary of the Corporation shall have any duty to communicate or offer the opportunity to participate in such Business Activity to the Corporation or any liability to the Corporation or its stockholders for breach of any fiduciary duty as a Director or officer of the Corporation by reason of the fact that Duke conducts, pursues or acquires such Business Activity for itself, directs such Business Activity to another Person or does not communicate information regarding such Business Activity to the Corporation.

                  Section 12.3. Standards for Separate Conduct of Business. In the event that Duke or any Director or officer of the Corporation who is also a director, officer, employee or agent of Duke acquires knowledge of a potential Business Activity, Duke, or any such person on behalf of Duke, may pursue such Business Activity, and such pursuit shall be in accordance with the standards set forth in this Section 12.3, if (i) such knowledge was acquired by Duke or any such person other than through disclosure of information by or on behalf of a Director, officer, employee or agent of the Corporation in or during the course of such person's relationship with the Corporation and other than solely in, and as a direct result of, such person's service as a Director or officer of the Corporation (it being understood that if the opportunity to pursue such Business Activity is separately identified by Duke or one of its officers, directors, employees or agents or separately presented to Duke or one of its officers, directors, employees or agents, Duke, or any such officer, director, employee or agent on behalf of Duke, shall be free to pursue such opportunity even if it also came to the attention of another officer, director, employee or agent of Duke as a result of and in his or her capacity as a Director or officer of the Corporation), and (ii) such Business Activity is developed and pursued solely through the use of personnel and assets of Duke (including such person in his or her capacity as a director, officer, employee or agent of Duke). The Corporation shall renounce any interest or expectancy in any Business Activity that is conducted by Duke or its officers, directors, employees or agents on behalf of Duke in accordance with the foregoing standards. Nothing in this
Article XII shall allow any Director designated by Duke to pursue a Business Activity in the Designated Business solely for his or her personal benefit (as opposed to for the benefit of Duke).

                  Section 12.4. Consent. Any Person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have consented to these provisions.

                  Section 12.5. Interpretation.

                           (a) For purposes of this Article XII, "Duke" shall
include all Subsidiaries and Affiliates of Duke Energy Corporation (other than the Corporation and its Subsidiaries).

                           (b) As used in this Article XII, the following
definitions shall apply:

                                    (i) "Affiliate" shall mean, with respect to
any Person, a Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

                                    (ii) "Control" shall mean the possession,
directly or indirectly, through one or more intermediaries, by any Person or group (within the meaning of Section 13(d)(3) under the Securities Exchange Act of 1934, as amended) of both of the following: (A)(1) in the case of a corporation, more than 25% of the direct or indirect economic interest in the outstanding equity securities thereof; (2) in the case of a limited liability company, partnership, limited partnership or venture, the right to more than 25% of the distributions therefrom (including liquidating distributions); (3) in the case of a trust or estate, including a business trust, more than 25% of the beneficial interest therein; and (4) in the case of any other entity, more than 25% of the economic or beneficial interest therein; and (B) in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to control or direct the management and policies of the entity.

                                    (iii) "Governmental Entity" shall mean any
federal, state, political subdivision or other governmental agency or instrumentality, foreign or domestic.

                                    (iv) "Person" shall mean any individual,
partnership, limited liability company, firm, corporation, association, joint venture, trust or other entity or any Governmental Entity.

                                    (v) "Subsidiary" shall mean, when used with
respect to any Person, any Affiliate of such Person that is Controlled by such Person.

                  Section 12.6. Amendment. Any proposed amendment to Article III or this Article XII shall require, in addition to the consent of Duke, the approval of at least a majority of the Directors who are not officers, directors or employees of Duke and who are otherwise disinterested or of a committee of the Board consisting exclusively of Directors who are not officers, directors or employees of Duke and who are otherwise disinterested.

                  Section 12.7. Term. The provisions of this Article XII shall terminate at such time as Duke no longer owns, directly or indirectly, a majority of the Common Stock and no longer otherwise controls the Corporation, directly or indirectly.

                  IN WITNESS WHEREOF, Duke Energy Field Services Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President this ___ day of ___________, 2000.


                                   -------------------------------
                                   J. W. Mogg
                                   President

                                                                       EXHIBIT B


================================================================================


                           AMENDED AND RESTATED BYLAWS

                                       OF

                     DUKE ENERGY FIELD SERVICES CORPORATION





                               Dated as of ___, 2000



================================================================================

                                TABLE OF CONTENTS


                                                                            Page
                                    ARTICLE I
                               OFFICES AND RECORDS


                                   ARTICLE II
                                  STOCKHOLDERS

Section 2.1.      Annual Meeting.............................................1
Section 2.2.      Special Meeting............................................1
Section 2.3.      Place of Meeting...........................................1
Section 2.4.      Notice of Meeting..........................................2
Section 2.5.      Quorum and Adjournment; Voting.............................2
Section 2.6.      Proxies....................................................2
Section 2.7.      Notice of Stockholder Business and Nominations.............2
Section 2.8.      Procedure for Election of Directors; Required Vote.........4
Section 2.9.      Inspectors of Elections; Opening and Closing the Polls.....5
Section 2.10.     Conduct of Meetings........................................5

                                   ARTICLE III
                                    THE BOARD

Section 3.1.      General Powers.............................................5
Section 3.2.      Number; Qualifications and Tenure..........................6
Section 3.3.      Regular Meetings...........................................6
Section 3.4.      Special Meetings...........................................6
Section 3.5.      Notice.....................................................6
Section 3.6.      Action by Consent of Board.................................6
Section 3.7.      Conference Telephone Meetings..............................6
Section 3.8.      Quorum.....................................................6
Section 3.9.      Vacancies; Increases in the Number of Directors............7
Section 3.10.     Executive and Other Committees.............................7
Section 3.11.     Removal....................................................7
Section 3.12.     Records....................................................7

                                   ARTICLE IV
                                    OFFICERS

Section 4.1.      Elected Officers...........................................8
Section 4.2.      Election and Term of Office................................8
Section 4.3.      Chairman of the Board; Chief Executive Officer.............8
Section 4.4.      President..................................................8
Section 4.5.      Vice Presidents............................................8

                                                                            Page
Section 4.6.      Treasurer..................................................9
Section 4.7.      Secretary..................................................9
Section 4.8.      Removal....................................................9
Section 4.9.      Vacancies..................................................9

                                    ARTICLE V
                        STOCK CERTIFICATES AND TRANSFERS

Section 5.1.      Stock Certificates and Transfers..........................10
Section 5.2.      Lost, Stolen or Destroyed Certificates....................10

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

Section 6.1.      Fiscal Year...............................................10
Section 6.2.      Dividends.................................................10
Section 6.3.      Seal......................................................10
Section 6.4.      Waiver of Notice..........................................10
Section 6.5.      Audits....................................................11
Section 6.6.      Resignations..............................................11

                                   ARTICLE VII
                            CONTRACTS, PROXIES, ETC.

Section 7.1.      Contracts.................................................11
Section 7.2.      Proxies...................................................11

                                  ARTICLE VIII
                                   AMENDMENTS

Annex A

                           AMENDED AND RESTATED BYLAWS
                                       OF
                     DUKE ENERGY FIELD SERVICES CORPORATION


                  The original Bylaws of Duke Energy Field Services Corporation (formerly known as DEFS Holding Corp.) (the "Corporation") were adopted by the board of directors of the Corporation (the "Board") on December 8, 1999.

                  These Amended and Restated Bylaws have been declared advisable by the Board, duly adopted by the stockholders of the Corporation and duly executed and acknowledged by the officers of the Corporation in accordance with
Section 109 of the General Corporation Law of the State of Delaware ("DGCL").

                  The text of the Bylaws of the Corporation is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I
                               OFFICES AND RECORDS

                  The Corporation shall maintain a registered office in Delaware and may maintain such other offices and keep its books, documents and records at such places within or without Delaware as may, from time to time, be designated by the Board.

                                   ARTICLE II
                                  STOCKHOLDERS

                  Section 2.1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be fixed by resolution of the Board.

                  Section 2.2. Special Meeting. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock, as defined in the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), as to dividends or upon liquidation, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by:

                  (a) the Board pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the Board, or

                  (b) the Chairman of the Board.

No business other than that stated in the notice shall be transacted at any special meeting.

                  Section 2.3. Place of Meeting. The Board or the Chairman of the Board, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal office of the Corporation.

                  Section 2.4. Notice of Meeting. Written or printed notice, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten calendar days nor more than 60 calendar days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. Holders of Preferred Stock, as defined in the Certificate of Incorporation, shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such person's address as it appears on the stock transfer books of the Corporation. Only such business shall be conducted at a special meeting of stockholders as shall have been included in the Corporation's notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with
Section 6.4 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be canceled, by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting of stockholders.

                  Section 2.5. Quorum and Adjournment; Voting. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of Directors (as hereinafter defined) (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

                  Section 2.6. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such other manner permitted by the DGCL) by the stockholder or by such person's duly authorized attorney-in-fact.

                  Section 2.7. Notice of Stockholder Business and Nominations.

                  (a) Annual Meetings of Stockholders.

                           (i) Nominations of persons for election to the Board
and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting in accordance with Section 2.4 of these Bylaws, (B) by or at the direction of the Board, or (C) by any stockholder of the Corporation who was a stockholder of record at the time the notice provided for in this Bylaw was delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

                           (ii) For nominations or other business to be properly
brought before an annual meeting by a stockholder pursuant to clause (C) of
Section 2.7(a)(i) hereof, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a member of the Board (a "Director") if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                           (iii) Notwithstanding anything in the second sentence
of paragraph (a)(ii) of this Bylaw to the contrary, in the event that the number of Directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board at least 100 calendar days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth calendar day following the day on which such public announcement is first made by the Corporation.

                  (b) Special Meetings of the Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting under
Section 2.4 of these Bylaws. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board, (ii) provided that the Board has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board, any stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting pursuant to clause (ii) if the stockholder's notice required by paragraph (a)(ii) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the tenth calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

                  (c) General.

                           (i) Only such persons who are nominated in accordance
with the procedures set forth in this Bylaw shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business in not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

                           (ii) For purposes of this Bylaw, "public
announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                           (iii) Notwithstanding the foregoing provisions of
this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(B) of the holders of any series of Preferred Stock to elect Directors under an applicable Preferred Stock Designation (as defined in the Certificate of Incorporation).

                  Section 2.8. Procedure for Election of Directors; Required Vote. Election of Directors at all meetings of the stockholders at which Directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect Directors under an applicable Preferred Stock Designation, a plurality of the votes cast thereat shall elect Directors. Except as otherwise provided by law, the Certificate of Incorporation, Preferred Stock Designation or these Bylaws, in all matters other than the election of Directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

                  Section 2.9. Inspectors of Elections; Opening and Closing the Polls. The Board by resolution shall appoint, or shall authorize an officer of the Corporation to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person's ability. The inspector(s) shall have the duties prescribed by law. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

                  Section 2.10. Conduct of Meetings. The Board may to the extent not prohibited by law adopt such rules and regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and
(e) limitations on the time allotted to questions or comments by participants. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.


                                   ARTICLE III
                                    THE BOARD

                  Section 3.1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board. In addition to the powers and authorities expressly conferred upon the Board by these Bylaws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Except as provided in the following sentence with respect to actions with respect to the matters set forth in Annex A hereto, all decisions of the Board shall require the affirmative vote of a majority of the Directors present at a meeting at which a quorum is present. So long as each of Phillips Petroleum Company, a Delaware corporation ("Phillips"), and Duke Energy corporation, a North Carolina corporation ("Duke"), owns, directly or indirectly, at least 20% of the Common Stock, no action shall be taken by the Board with respect to the matters set forth in Annex A hereto without the prior approval of at least eight of the 11 Directors of the Board.

                  Section 3.2. Number; Qualifications and Tenure. The number of the Directors shall be 11. A Director need not be a stockholder of the Corporation.

                  Section 3.3. Regular Meetings. The Board shall meet at least quarterly. The Board may, by resolution and notice to each of the Directors, provide the time and place for the holding of additional regular meetings without other notice than such resolution and notice to the Directors.

                  Section 3.4. Special Meetings. A special meeting of the Board may be called at any time on two Business Days' prior notice at the request of
(a) the Chairman of the Board or (b) any four Directors. As used in these Bylaws, the term "Business Day" shall mean any day on which banks are generally open to conduct business in the State of New York. The place of any special meeting shall be the corporate headquarters of the Corporation unless otherwise agreed by a majority of the Directors.

                  Section 3.5. Notice. Written notice of all regular meetings of the Board must be given to all Directors at least 15 days prior to the regular meeting of the Board and two Business Days prior to any special meeting of the Board. All notices and other communications to be given to Directors shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a telegram or facsimile, and shall be directed to the address or facsimile number as such Director shall designate by notice to the Corporation. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under
Article VIII. A meeting may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting in accordance with Section 6.4.

                  Section 3.6. Action by Consent of Board. To the extent permitted by applicable law, the Board and any committee thereof may act without a meeting so long as all members of the Board or committee shall have executed a written consent with respect to any Board action taken in lieu of a meeting.

                  Section 3.7. Conference Telephone Meetings. Members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                  Section 3.8. Quorum. At least six Directors, present in person, participating in accordance with Section 3.7 or represented by proxy, shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice. Subject to the supermajority voting provisions of Section 3.1, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

                  Section 3.9. Vacancies; Increases in the Number of Directors. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or a sole remaining Director; and any Director so chosen shall hold office until the next annual election and until his successor shall be duly elected and shall qualify, unless sooner displaced.

                  Section 3.10. Executive and Other Committees. (a) The Board may establish committees of the Board and, to the extent not inconsistent with the supermajority voting provisions of Section 3.1, may delegate certain of its responsibilities to such committees, provided that so long as each of Phillips and Duke owns, directly or indirectly, at least 20% of the Common Stock, each committee of the Board, other than the audit committee, shall include at least one Director designated by Phillips who is not an Independent Director (as hereinafter defined) and one Director designated by Duke who is not an Independent Director.

                  (b) The Board shall have an audit committee comprised of three Independent Directors, which audit committee shall establish a written audit committee charter in accordance with the rules of the New York Stock Exchange, Inc. (the "NYSE"), as amended from time to time. "Independent Director" shall mean a Director meeting the independence and experience requirements, as set forth by the NYSE as of __ , 2000 for membership on the audit committee of the Board, with respect to each of Phillips, Duke and the Corporation.

                  (c) Unless the Board shall otherwise provide, a majority of any committee may fix the time and place of its meetings and, subject to the supermajority voting provisions of Section 3.1, may determine its action. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.5 of these Bylaws. Subject to Section 3.10(a), the Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not Directors; provided, however, that no such committee shall have or may exercise any authority of the Board.

                  Section 3.11. Removal. Any Director or the entire Board may be removed, with or without cause, by the holders of a majority of the Voting Stock.

                  Section 3.12. Records. The Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

                                   ARTICLE IV
                                    OFFICERS

                  Section 4.1. Elected Officers. The executive officers of the Corporation shall be selected by, and serve at the pleasure of, the Board. Such officers shall have the authority and duties delegated to each of them, respectively, by the Board from time to time. The elected officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, a Treasurer, and such other officers (including, without limitation, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents) as the Board from time to time may deem proper. The Chairman of the Board shall be chosen from among the Directors. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. The Board or any committee thereof may from time to time elect, or the Chairman of the Board may appoint, such other officers (including one or more Vice Presidents, Controllers, Assistant Secretaries and Assistant Treasurers), as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee or by the Chairman of the Board, as the case may be.

                  Section 4.2. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board at the regular meeting of the Board held after the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such person's successor shall have been duly elected and shall have qualified or until such person's death or until he shall resign or be removed pursuant to
Section 4.8.

                  Section 4.3. Chairman of the Board; Chief Executive Officer. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board and shall be the Chief Executive Officer of the Corporation. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to such person's office which may be required by law and all such other duties as are properly required of him by the Board. He shall make reports to the Board and the stockholders and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The Chairman of the Board may also serve as President, if so elected by the Board. The Directors also may elect a vice-chairman to act in the place of the Chairman upon his or her absence or inability to act.

                  Section 4.4. President. The President shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The President, if he is also a director, shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board.

                  Section 4.5. Vice Presidents. Each Executive Vice President and Senior Vice President and any Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board or the Chairman of the Board.

                  Section 4.6. Treasurer. (a) The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board, or in such banks as may be designated as depositories in the manner provided by resolution of the Board. The Treasurer shall, in general, perform all duties incident to the office of the Treasurer and shall have such further powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the Board or the Chairman of the Board.

                  Section 4.7. Secretary. (a) The Secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders. The Secretary shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board or the Chairman of the Board.

                  (b) Assistant Secretaries shall have such of the authority and perform such of the duties of the Secretary as may be provided in these Bylaws or assigned to them by the Board, the Chairman of the Board or the Secretary. Assistant Secretaries shall assist the Secretary in the performance of the duties assigned to the Secretary, and in assisting the Secretary, each Assistant Secretary shall for such purpose have the powers of the Secretary. During the Secretary's absence or inability, the Secretary's authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the Board or the Chairman of the Board may designate.

                  Section 4.8. Removal. Any officer elected, or agent appointed, by the Board may be removed by the affirmative vote of a majority of the Board whenever, in its judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chairman of the Board may be removed by him whenever, in the judgment of the Chairman of the Board, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of such person's successor, such person's death, such person's resignation or such person's removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

                  Section 4.9. Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board. Any vacancy in an office appointed by the Chairman of the Board because of death, resignation or removal may be filled by the Chairman of the Board.

                                   ARTICLE V
                        STOCK CERTIFICATES AND TRANSFERS

                  Section 5.1. Stock Certificates and Transfers. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by such person's attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The certificates of stock shall be signed, countersigned and registered in such manner as the Board may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing provisions regarding share certificates, the proper officers of the Corporation may provide that some or all of any or all classes or series of the Corporation's common or any preferred shares may be uncertificated shares.

                  Section 5.2. Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board or any financial officer may in its or such person's discretion require.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

                  Section 6.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

                  Section 6.2. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

                  Section 6.3. Seal. The corporate seal, if any, shall have inscribed thereon the words "Corporate Seal," the year of incorporation and the word "Delaware."

                  Section 6.4. Waiver of Notice. Whenever any notice is required to be given to any stockholder or Director under the provisions of the DGCL or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board or committee thereof need be specified in any waiver of notice of such meeting.

                  Section 6.5. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board, and it shall be the duty of the Board to cause such audit to be done annually.

                  Section 6.6. Resignations. Any Director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board of the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board or the stockholders to make any such resignation effective.

                                   ARTICLE VII
                            CONTRACTS, PROXIES, ETC.

                  Section 7.1. Contracts. Except as otherwise required by law, the Certificate of Incorporation, a Preferred Stock Designation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the President or any Executive Vice President, Senior Vice President or Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, the President or any Executive Vice President, Senior Vice President or Vice President of the Corporation may delegate contractual powers to others under such person's jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

                  Section 7.2. Proxies. Unless otherwise provided by resolution adopted by the Board, the Chairman of the Board, the President or any Executive Vice President, Senior Vice President or Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                  ARTICLE VIII
                                   AMENDMENTS

                  These Bylaws, including this Article VIII, may be altered, amended or repealed and new Bylaws may be adopted (a) at any annual or special meeting of stockholders by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat or (b) by the affirmative vote of a majority of the Board; provided, however, that so long as each of Duke and Phillips owns at least 20%, directly or indirectly, of the Common Stock, any proposed alteration, amendment or repeal of, or the adoption of any Bylaw inconsistent with Sections 3.1 through 3.11 or this Article VIII, by the stockholders or the Board shall require the consent of both Duke and Phillips; and provided, further, that, in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of such Bylaws must be contained in the notice of such special meeting.

                                     ANNEX A

                              SUPER-MAJORITY ITEMS


1. Compensation policies for employees of the Corporation, including specific compensation and benefit plans and programs, to the extent such policies are of the type that would customarily be considered by a compensation committee of the board of directors of a comparably sized, publicly-traded corporation; provided, however, that these policies shall not include the hiring and firing and compensation of senior officers and managers, evaluating their performance and planning for their succession.

2. Entering a new line of business outside of the midstream gas gathering, processing, marketing and transportation businesses (and directly related activities) in the United States and Canada.

3.       A change in auditors.

4.       The following transactions:

         a) Any merger, consolidation, recapitalization, acquisition, divestiture, joint venture or alliance (or a related series of such transactions) involving the acquisition or expenditure (in the form of cash or otherwise) of in excess of $200,000,000 in value to or from the Corporation;

         b) Any shut-down of a facility having a fair market value in excess of $100,000,000;

         c) Entering into any sales contract or commitment that has a term of 5 years or more and that involves annual revenues to the Corporation in excess of 5% of the Corporation's total annual sales revenues for the most recently completed fiscal year;

         d)       Liquidation or dissolution of the Corporation.

5. Any capital expenditure in excess of $200,000,000 (other than a capital expenditure to effect any merger, consolidation, recapitalization, acquisition, divestiture, joint venture or alliance).

6.       Any borrowing in excess of $200,000,000.

7. The settlement of actions or claims against the Corporation involving payment by the Corporation of in excess of $25,000,000, excluding amounts covered or reimbursed by insurance.

8. Entering into transactions with either Duke or Phillips or Affiliates of either on terms that are clearly less favorable than those terms that are within the range of comparable transactions between unaffiliated third parties.

If a particular action that the Corporation proposes to take is reflected in an operating or capital budget of the Corporation that has been approved by eight or more directors, no further approval of such action is required before it may be taken, notwithstanding the inclusion of such action in this Annex A.

                                    EXHIBIT C

                          Terms of PGCSI Parent Rights


         1. Definitions. As used in this Exhibit C, the following terms shall have the meanings set forth below (terms not defined herein shall have the meanings specified therefor in the Agreement of Merger):

                  (a) "Agreement of Merger" means the Agreement of Merger to which this Exhibit C is annexed.

                  (b) "Average Market Price" shall mean, with respect to the Surviving Corporation Common Stock, the average of the closing prices, as reported on the NYSE Composite Tape, on each of the first five days of trading on the NYSE (exclusive of the pricing day).

                  (c) "Determination Date" shall mean the sixth day of trading of the Surviving Corporation Common Stock on the NYSE (exclusive of the pricing day).

                  (d) "Duke's Corporation Interest" shall mean the difference between (x) the Parties' Corporation Interest and (y) Phillips' Corporation Interest.

                  (e) "Enterprise Value" shall mean the sum of (x) the Parties' Equity Value and (y) $2,400,000,000; provided that, if the Effective Time is on or after the date two years after the consummation of the Contribution Closing, "Enterprise Value" shall mean $5,500,000,000.

                  (f) "IPO" shall mean the initial offering of shares of Surviving Corporation Common Stock to the public in a transaction registered under the Securities Act of 1933, as amended.

                  (g) "NYSE" shall mean the New York Stock Exchange, Inc.

                  (h) "Parties' Corporation Interest" shall mean the difference between (x) 100% and (y) the Public's Corporation Interest.

                  (i) "Parties' Equity Value" shall mean the product of (i) the quotient of (x) the Parties' Corporation Interest divided by (y) the Public's Actual Corporation Interest multiplied by (ii) the Public's Equity Value.

                  (j) "PGCSI Parent" shall mean Phillips Petroleum Company.

                  (k) "Phillips' Corporation Interest" shall mean the quotient, expressed as a percentage, of (x) Phillips Equity Value divided by (y) Total Equity Value.

                  (l) "Phillips Enterprise Value" shall mean the product of (x) the Enterprise Value and (y) .389.

                  (m) "Phillips Equity Value" shall mean the difference between
         (x) Phillips Enterprise Value and (y) $1,200,000,000.

                  (n) "Public's Actual Corporation Interest" shall mean the quotient, expressed as a percentage, of (x) [___][1] divided by (y) [___][2].

                  (o) "Public's Corporation Interest" shall mean the quotient, expressed as a percentage, of (x) [___][3] divided by (y) [___][2].

                  (p) "Public's Equity Value" shall mean the product of (i) the Average Market Price multiplied by (ii) the number of shares sold by the Surviving Corporation in the IPO (which excludes shares issued to officers and employees of the Surviving Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans), but excluding any shares sold pursuant to the underwriters' over-allotment option.

                  (q) "Surviving Corporation Common Stock" shall mean the common stock, par value $.01 per share, of the Surviving Corporation.

                  (r) "Total Equity Value" shall mean the quotient of (x) the Public's Equity Value divided by (y) the Public's Actual Corporation Interest.

         2. Non-Transferability.

                  2.1 The right of PGCSI Parent to receive the Phillips Additional Shares (as defined herein) will not be represented by certificates.

                  2.2 The right of PGCSI Parent to receive the Phillips Additional Shares may not be sold, assigned, conveyed, pledged, hypothecated or otherwise transferred by PGCSI Parent, and Surviving Corporation shall not record or recognize any such attempted transfer, except by will or under the laws of descent and distribution, or otherwise by operation of applicable law. Any such attempted sale, assignment, conveyance, pledge, hypothecation or other transfer shall be null and void and without effect.


--------
[1] equal to the number of shares of Surviving Corporation Common Stock sold by the Surviving Corporation in the IPO (which excludes shares issued to officers and employees of the Surviving Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans), but excluding any shares sold pursuant to the underwriters' over-allotment option.

[2] equal to the number of shares of Surviving Corporation Common Stock to be outstanding immediately after the Merger (including shares to be issued pursuant to rights received in the Merger) and the IPO, plus shares issued to officers and employees of the Surviving Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans, but excluding any shares sold pursuant to the underwriters' over-allotment option.

[3] equal to the number of shares of Surviving Corporation Common Stock sold by the Surviving Corporation in the IPO, plus any shares issued to officers and employees of the Surviving Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans, but excluding any shares sold pursuant to the underwriters' over-allotment option.

         3. Distribution of Phillips Additional Shares.

                  3.1. Phillips Additional Shares.

                  (a) Following the Determination Date, the Surviving Corporation shall issue to PGCSI Parent a number of shares of the Surviving Corporation Common Stock (which shares shall be validly issued, fully paid and nonassessable) equal to (i) the Phillips Corporation Interest multiplied by _______ [4], less (ii) ______________ shares [5] (the "Phillips Additional Shares"). Certificates representing the Phillips Additional Shares shall be delivered by the Surviving Corporation to PGCSI Parent within two (2) business days following the Determination Date.

                  (b) Notwithstanding the provisions of subsection 3.1(a) hereof, the Surviving Corporation shall not issue any fractional shares of Surviving Corporation Common Stock to PGCSI Parent. To the extent it would otherwise be required to issue fractional shares of Surviving Corporation Common Stock to PGCSI Parent pursuant to such subsection, the Surviving Corporation shall in lieu thereof pay cash in an amount equal to the fractional share percentage multiplied by the Average Market Price. Such payment for fractional shares shall be forwarded to PGCSI Parent simultaneously with forwarding the Phillips Additional Shares.

                  3.2 Certain Adjustments. For all purposes hereof, all calculations required to be made pursuant to this Exhibit shall be appropriately adjusted to take into account any stock dividend, stock split, combination of shares, or reclassification, or any merger, consolidation, spin-off, or partial or complete liquidation of the Surviving Corporation occurring during the period commencing on the date hereof and terminating on the distribution of the Surviving Corporation Common Stock pursuant hereto.

         4. Notices. Except as otherwise expressly set forth herein, any notice, request, instruction, correspondence or other document to be given thereunder by any party to another party (herein collectively in this Section 4 called a "Notice") shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested (except in such case where mailing by first class mail is expressly permitted), or sent by telecopier, as follows:


---------------------
[4] equal to the number of shares of Surviving Corporation Common Stock to be outstanding immediately after the Merger (including shares to be issued pursuant to rights received in the Merger) and the IPO, plus shares issued to officers and employees of the Surviving Corporation or the Company concurrently with the IPO pursuant to compensation or benefits plans, but excluding any shares sold pursuant to the underwriters' over-allotment option.

[5] equal to the number of shares initially issued to PGCSI Parent in the Merger (i.e., the same blank in 3.1(e) of Merger Agreement).

                  (a)      If to the Surviving Corporation, addressed to:

                                    Duke Energy Field Services Corporation
                                    17th Street, Suite 900
                                    Denver, Colorado 80202
                                    Attention:  Martha B. Wyrsch
                                    Fax No.:  (303) 605-1605


                           With a copy to:

                                    Duke Energy Corporation
                                    5400 Westheimer Court, 8th Floor
                                    Houston, Texas 77056-5310
                                    Attention:  Richard K. McGee
                                    Fax No.:  (713) 569-2491

                                    and

                                    Vinson & Elkins L.L.P.
                                    1001 Fannin, Suite 2300
                                    Houston, Texas 77002-6760
                                    Attention:  Bruce R. Bilger
                                    Fax No.:  (713) 615-5429


                  (b)      If to PGCSI Parent, addressed to:

                                    Phillips Petroleum Company
                                    1266 Adams Building
                                    Bartlesville, Oklahoma 74004
                                    Attention:  Clyde W. Lea
                                    Fax No.:  (918) 662-2301


                           With a copy to:

                                    Wachtell, Lipton, Rosen & Katz
                                    51 West 52nd Street
                                    New York, New York 10019
                                    Attention:  Andrew R. Brownstein
                                    Fax No.:  (212) 403-2000


Any Notice given by personal delivery or mail shall be effective upon actual receipt. Any Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which a Notice is to be given to it by giving a Notice of such change of address as provided above.

                                    EXHIBIT D

                              Terms of DENG Rights


         1. Definitions. As used in this Exhibit D, the following terms shall have the meanings set forth below (terms not defined herein shall have the meanings specified therefor in the Agreement of Merger):

                  (a) "Agreement of Merger" means the Agreement of Merger to which this Exhibit D is annexed.

                  (b) "Average Market Price" shall mean, with respect to the Surviving Corporation Common Stock, the average of the closing prices, as reported on the NYSE Composite Tape, on each of the first five days of trading on the NYSE (exclusive of the pricing day).

                  (c) "DENG" shall mean Duke Energy Natural Gas Corporation.

                  (d) "Determination Date" shall mean the sixth day of trading of the Surviving Corporation Common Stock on the NYSE (exclusive of the pricing day).

                  (e) "Duke's Corporation Interest" shall mean the difference between (x) the Parties' Corporation Interest and (y) Phillips' Corporation Interest.

                  (f) "Enterprise Value" shall mean the sum of (x) the Parties' Equity Value and (y) $2,400,000,000; provided that, if the Effective Time is on or after the date two years after the consummation of the Contribution Closing, "Enterprise Value" shall mean $5,500,000,000.

                  (g) "IPO" shall mean the initial offering of shares of Surviving Corporation Common Stock to the public in a transaction registered under the Securities Act of 1933, as amended.

                  (h) "NYSE" shall mean the New York Stock Exchange, Inc.

                  (i) "Parties' Corporation Interest" shall mean the difference between (x) 100% and (y) the Public's Corporation Interest.

                  (j) "Parties' Equity Value" shall mean the product of (i) the quotient of (x) the Parties' Corporation Interest divided by (y) the Public's Actual Corporation Interest multiplied by (ii) the Public's Equity Value.

                  (k) "Phillips' Corporation Interest" shall mean the quotient, expressed as a percentage, of (x) Phillips Equity Value divided by (y) Total Equity Value.

                  (l) "Phillips Enterprise Value" shall mean the product of (x) the Enterprise Value and (y) .389.

                  (m) "Phillips Equity Value" shall mean the difference between
         (x) Phillips Enterprise Value and (y) $1,200,000,000.

                  (n) "Public's Actual Corporation Interest" shall mean the quotient, expressed as a percentage, of (x) [___][1] divided by (y) [___] [2].

                  (o) "Public's Corporation Interest" shall mean the quotient, expressed as a percentage, of (x) [___] [3] divided by (y) [___] [2].

                  (p) "Public's Equity Value" shall mean the product of (i) the Average Market Price multiplied by (ii) the number of shares sold by the Surviving Corporation in the IPO (which excludes shares issued to officers and employees of the Surviving Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans), but excluding any shares sold pursuant to the underwriters' over-allotment option.

                  (q) "Surviving Corporation Common Stock" shall mean the common stock, par value $.01 per share, of the Surviving Corporation.

                  (r) "Total Equity Value" shall mean the quotient of (x) the Public's Equity Value divided by (y) the Public's Actual Corporation Interest.

         2. Non-Transferability.

                  2.1 The right of DENG to receive the Duke Additional Shares (as defined herein) will not be represented by certificates.

                  2.2 The right of DENG to receive the Duke Additional Shares may not be sold, assigned, conveyed, pledged, hypothecated or otherwise transferred by DENG, and Surviving Corporation shall not record or recognize any such attempted transfer, except by will or under the laws of descent and distribution, or otherwise by operation of applicable law. Any such attempted sale, assignment, conveyance, pledge, hypothecation or other transfer shall be null and void and without effect.

----------------

[1] equal to the number of shares of Surviving Corporation Common Stock sold by the Surviving Corporation in the IPO (which excludes shares issued to officers and employees of the Surviving Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans), but excluding any shares sold pursuant to the underwriters' over-allotment option.

[2] equal to the number of shares of Surviving Corporation Common Stock to be outstanding immediately after the Merger (including shares to be issued pursuant to rights received in the Merger) and the IPO, plus shares issued to officers and employees of the Surviving Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans, but excluding any shares sold pursuant to the underwriters' over-allotment option.

[3] equal to the number of shares of Surviving Corporation Common Stock sold by the Surviving Corporation in the IPO, plus any shares issued to officers and employees of the Surviving Corporation or the Company concurrently with the IPO pursuant to compensation or benefit plans, but excluding any shares sold pursuant to the underwriters' over-allotment option.

         3. Distribution of Duke Additional Shares.

                  3.1. Duke Additional Shares.

                  (a) Following the Determination Date, the Surviving Corporation shall issue to DENG a number of shares of the Surviving Corporation Common Stock (which shares shall be validly issued, fully paid and nonassessable) equal to (i) the Duke Corporation Interest multiplied by _______ [4], less (ii) ______________ shares [5] (the
         "Duke Additional Shares"). Certificates representing the Duke Additional Shares shall be delivered by the Surviving Corporation to DENG within two (2) business days following the Determination Date.

                  (b) Notwithstanding the provisions of subsection 3.1(a) hereof, the Surviving Corporation shall not issue any fractional shares of Surviving Corporation Common Stock to DENG. To the extent it would otherwise be required to issue fractional shares of Surviving Corporation Common Stock to DENG pursuant to such subsection, the Surviving Corporation shall in lieu thereof pay cash in an amount equal to the fractional share percentage multiplied by the Average Market Price. Such payment for fractional shares shall be forwarded to DENG simultaneously with forwarding the Duke Additional Shares.

                  3.2 Certain Adjustments. For all purposes hereof, all calculations required to be made pursuant to this Exhibit shall be appropriately adjusted to take into account any stock dividend, stock split, combination of shares, or reclassification, or any merger, consolidation, spin-off, or partial or complete liquidation of the Surviving Corporation occurring during the period commencing on the date hereof and terminating on the distribution of the Surviving Corporation Common Stock pursuant hereto.

         4. Notices. Except as otherwise expressly set forth herein, any notice, request, instruction, correspondence or other document to be given thereunder by any party to another party (herein collectively in this Section 4 called a "Notice") shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested (except in such case where mailing by first class mail is expressly permitted), or sent by telecopier, as follows:


--------------------

[4] equal to the number of shares of Surviving Corporation Common Stock to be outstanding immediately after the Merger (including shares to be issued pursuant to rights received in the Merger) and the IPO, plus shares issued to officers and employees of the Surviving Corporation or the Company concurrently with the IPO pursuant to compensation or benefits plans, but excluding any shares sold pursuant to the underwriters' over-allotment option.

[5] equal to the number of shares initially issued to DENG in the Merger (i.e., the same blank in 3.1(f) of Merger Agreement).

                  (a) If to the Surviving Corporation, addressed to:

                              Duke Energy Field Services Corporation
                              17th Street, Suite 900
                              Denver, Colorado 80202
                              Attention: Martha B. Wyrsch
                              Fax No.: (303) 605-1605


                      With a copy to:

                              Duke Energy Corporation
                              5400 Westheimer Court, 8th Floor
                              Houston, Texas 77056-5310
                              Attention: Richard K. McGee
                              Fax No.: (713) 569-2491

                              and

                              Vinson & Elkins L.L.P.
                              1001 Fannin, Suite 2300
                              Houston, Texas 77002-6760
                              Attention: Bruce R. Bilger
                              Fax No.: (713) 615-5429



                  (b) If to DENG, addressed to:

                              Duke Energy Natural Gas Corporation
                              5400 Westheimer Court, 8th Floor
                              Houston, Texas 77056-5310
                              Attention: Richard K. McGee
                              Fax No.: (713) 569-2491


                      With a copy to:

                              Vinson & Elkins L.L.P.
                              1001 Fannin, Suite 2300
                              Houston, Texas 77002-6760
                              Attention: Bruce R. Bilger
                              Fax No.: (713) 615-5429

Any Notice given by personal delivery or mail shall be effective upon actual receipt. Any Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which a Notice is to be given to it by giving a Notice of such change of address as provided above.



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